UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

Silvaco Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42043	27-1503712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Silvaco Group Inc.

4701 Patrick Henry Drive, Building #23

Santa Clara, CA 95054

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 567-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SVCO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Items.

As previously reported, on March 13, 2026, Silvaco Group, Inc. (the “Company”) entered into an Open Market Sale Agreement℠ (the “Sales Agreement”) with Jefferies LLC (the “Sales Agent”), pursuant to which the Company may offer and sell from time to time, at its option through the Sales Agent, shares of the Company’s common stock, $0.0001 par value per share (the “Shares”). The Shares are issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-291212), which became effective on November 21, 2025, and the related prospectus supplement dated March 13, 2026 (the “ATM Prospectus Supplement”) registering the offer and sale of Shares in an aggregate offering amount of up to $15.0 million, in each case filed with the Securities and Exchange Commission (the “SEC”).

On May 8, 2026, the Company filed a prospectus supplement (the “Prospectus Supplement”) amending and supplementing the ATM Prospectus Supplement to reflect an increase in the Company’s existing at the market offering program to allow for the issuance of an additional $20.0 million in shares of the Company’s common stock, for a total of $35.0 million (inclusive of any amounts previously sold by the Company). As of May 7, 2026, the Company has sold 752,744 shares of common stock with an aggregate offering price of approximately $4,331,280 through the at the market offering program pursuant to the Sales Agreement. Therefore, we may offer and sell an aggregate of up to $30,668,720 of shares of the Company’s common stock pursuant to the Prospectus Supplement.

The Company previously offered and sold securities under its shelf registration statement on Form S-3 (File No. 333-291212) pursuant to General Instruction I.B.6, often referred to as the “baby shelf” rule, because the Company’s public float was below $75 million. Based on the reported sale price of the Company’s common stock of $12.46 per share, as reported on the Nasdaq Global Select Market on May 6, 2026, the aggregate market value of the Company’s public float, calculated according to General Instruction I.B.6. of Form S-3, is $175,270,596 based on 32,688,557 shares of the Company’s common stock outstanding as of May 6, 2026, of which 14,066,661 shares are held by non-affiliates. As the aggregate market value of the Company’s outstanding common equity held by non-affiliates exceeded $75 million, the Company is no longer subject to the baby shelf limitation on the amount of securities it may sell. Consequently, the Company is relying on General Instruction I.B.1 of Form S-3 and may offer and sell additional securities without the prior 12-month limitations under General Instruction I.B.6.

A copy of the legal opinion of White & Case LLP relating to the validity of the additional Shares of common stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares discussed herein, nor shall there be any offer, solicitation, or sale of the Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
5.1	Opinion of White & Case LLP.
23.1	Consent of White & Case LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2026	SILVACO GROUP, INC.

	By:	/s/ Christopher Zegaralli
Christopher Zegaralli
Chief Financial Officer

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